Filed pursuant to Rule 424(b)(5)
Registration No. 333-267230
PROSPECTUS SUPPLEMENT
(to the prospectus dated September 12, 2022)

Momentus Inc.
1,320,000 Shares of Class A Common Stock
Pre-Funded Warrants to Purchase up to 3,304,280 Shares of Class A Common Stock
Warrants to Purchase up to 4,624,280 Shares of Class A Common Stock
Class A Common Stock Underlying the Pre-Funded Warrants and Warrants
We are offering 1,320,000 shares of our Class A common stock, par value $.00001 per share (“Class A Stock”), warrants to purchase 4,624,280 shares of our Class A Stock (the “Warrants”) and, in lieu of Class A Stock, Pre-Funded Warrants to purchase 3,304,280 shares of our Class A Stock (the “Pre-Funded Warrants”) pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Pre-Funded Warrant equals the price per share at which shares of our Class A Stock are being sold in this registered direct offering minus $0.00001, and the exercise price of each Pre-Funded Warrant equals $0.00001 per share. This prospectus supplement also relates to the offering of the shares of Class A Stock issuable upon the exercise of the Warrants and the exercise of the Pre-Funded Warrants.
Our Class A Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MNTS.” On March 4, 2024, the last reported sale price of our Class A Stock on Nasdaq was $0.78 per share. There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Warrants or the Pre-Funded Warrants on Nasdaq, any other national securities exchange, or any other trading system.
We have engaged A.G.P./Alliance Global Partners (whom we refer to herein as the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.
There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.
Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Offering Price	$0.865	$0.86499	$4,000,002
Placement Agent’s fees(1)	$0.06055	$0.060549	$279,997
Proceeds to us, before expenses	$0.80445	$0.804441	$3,720,005
(1)	In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with this offering. See “Plan of Distribution” on page S-22.
We anticipate that delivery of the Class A Stock, the Pre-Funded Warrants, and the Warrants against payment will be made on or about March 7, 2024.
Sole Placement Agent
A.G.P.
The date of this prospectus supplement is March 4, 2024.

Prospectus Supplement
Prospectus
You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.
This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
You should assume that the information contained in this prospectus supplement is accurate only as of its date and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement for any sale of securities.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offering of our Class A Stock, Pre-Funded Warrants, and Warrants. Before buying any of the securities that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein by reference, and the additional information under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-267230) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022, which was declared effective by the SEC on September 12, 2022. Under this shelf registration process, we may, from time to time, offer Class A Stock, preferred stock, debt securities, units and rights and warrants to purchase Class A Stock, preferred stock, and debt securities, of which this offering is a part.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A Stock, Pre-Funded Warrants, and Warrants and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our Class A Stock, Pre-Funded Warrants, Warrants, and other securities that do not pertain to this offering of Class A Stock, Pre-Funded Warrants, and Warrants. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. Please also see “About this Prospectus” in the accompanying prospectus for further cautionary information regarding the use of this prospectus supplement and the accompanying prospectus.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the Placement Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our Class A Stock, Pre-Funded Warrants, and Warrants, means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates.
We are offering to sell, and seeking offers to buy, shares of our Class A Stock, Pre-Funded Warrants, and Warrants only in jurisdictions where offers and sales are permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of Class A Stock, Pre-Funded Warrants, and Warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of Class A Stock, Pre-Funded Warrants, and Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, “Momentus,” “we,” “our,” “ours,” “us”, and “the Company” refer to Momentus Inc., except where the context otherwise requires or as otherwise indicated.

INFORMATION INCORPORATED BY REFERENCE
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about the Company that is not included in or delivered with such documents. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement and the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the SEC on March 8, 2023;
•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as filed with the SEC on May 12, 2023, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 14, 2023, as amended by the Form 10-Q/A filed with the SEC on August 15, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 14, 2023;

•
Our Current Reports on Form 8-K, as filed with the SEC on January 3, 2023, January 19, 2023, February 23, 2023, February 23, 2023, February 23, 2023, March 15, 2023, March 24, 2023, March 31, 2023, March 31, 2023, April 5, 2023, April 17, 2023, May 3, 2023, May 30, 2023, June 2, 2023, June 21, 2023, July 6, 2023, July 25, 2023, August 21, 2023, August 22, 2023, September 7, 2023, September 8, 2023, October 3, 2023, November 7, 2023, November 9, 2023, November 29, 2023, December 6, 2023, January 9, 2024, January 12, 2024, January 16, 2024, February 2, 2024, February 12, 2024 and March 5, 2024 (except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K);

•
Portions of the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 20, 2023 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022; and

•
The description of the our Class A Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 6, 2019, as amended by the description of the Company’s Class A Stock contained in Exhibit 4.5 to the Annual Report filed with the SEC on March 8, 2023, and including any further amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this prospectus supplement.
We have filed with the SEC a registration statement under the Securities Act covering the securities to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits thereto, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement, or other document. If we have filed any contract, document, agreement, or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.momentus.space as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Momentus Inc.
Attention: Eric Williams, Chief Financial Officer
3901 N. First Street
San Jose, California 95134
Telephone: (650) 564-7820

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “contemplate,” “objective,” “target,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	Momentus’ future financial performance;
•	Momentus’ ability to regain compliance with Nasdaq listing standards and possible delisting;
•	Momentus’ strategy, future operations, projected capital resources and financial position, estimated revenues and losses, projected costs and capital expenditures, prospects, and plans;
•	the potential future capabilities of Momentus’ technology, including its water plasma propulsion technology;
•	projections of market growth and size;
•	anticipated progress and timeline of any testing of Momentus’ technology and any launch status of Momentus’ satellite transportation systems;
•	expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	the ability of the Company to raise additional capital to finance its business plan;
•	the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations;
•	the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services;
•	the ability of the Company to protect its intellectual property and trade secrets;
•	the development of markets for satellite transport and in-orbit services;
•	the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology;
•	delays or impediments that the Company may face in the development, manufacture, and deployment of next generation satellite transport systems;
•	the ability of the Company to convert backlog or inbound inquiries into revenue;
•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements;
•	the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills;
•	level of product service or product or launch failures or delays that could lead customers to use competitors’ services;

•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;
•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”
The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus supplement and the accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you are cautioned not to place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A Stock, Pre-Funded Warrants, and Warrants. For a more complete understanding of the Company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the factors described in the section titled “Risk Factors” in this prospectus supplement and our most recent Annual Report on Form 10-K, as updated or superseded by the risks and uncertainties described under similar headings in our subsequent filings under the Exchange Act, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as in any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision.
The Company
Momentus offers transportation and infrastructure services to help enable the commercialization of space. Satellite operators are our principal customers and target commercial customers. Momentus is also seeking business in support of U.S. Government missions for Departments and Agencies like NASA and the Department of Defense.
Services that we plan to provide include “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings.
Our transportation service offering will focus on delivering our customers’ satellites to precision orbits of their choosing. To accomplish this, we plan to create a hub-and-spoke transportation network in partnership with leading launch service providers, such as SpaceX. Under this model, our customers’ satellites would “ride share” from Earth to space on a midsized or large rocket. Our Orbital Service Vehicles (“OSVs”) would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe our hub-and-spoke model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Over time, we plan to begin introducing additional services beyond “last mile” transportation.
Since our founding in 2017, we have been working to develop, test and enhance our vehicles and supporting technologies, particularly our water plasma propulsion technology.
Our services are made possible by the space industry’s rapid technological developments over the past two decades, driven predominantly by significant decreases in launch costs, as well as the advent of smaller, lower-cost satellites. The convergence of these trends has resulted in substantial growth in the commercial space market, rooted in higher accessibility for companies entering the new space economy that aim to offer communication, earth observation and data collection services, and other satellite services.
We anticipate potential considerable growth over the coming years in the space transportation segment as companies continue to seek versatile and low-cost ways to deliver single satellites to specific orbits or deploy their satellite constellations. We anticipate that the need for small satellite transportation to low-earth orbit will continue to drive overall demand growth for space transportation services in the short-term as technology advancements continue to make space more accessible to new market entrants, although new applications beyond low-earth orbit are also emerging. We also believe that over the next decade, new space-based businesses may emerge, for example the generation of solar energy in space, space manufacturing or space data processing. The advent of these new business models could substantially increase demand for space transportation and other space infrastructure services.

Beyond transportation, we anticipate that growth of the satellite constellations market may drive demand for our hosted payload, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings, if we are successful in executing on our business plan, including fully developing and validating our technology in space. Satellite constellations have relatively short lifespans and, in our view, will require maintenance, de-orbiting, and other general servicing with higher frequency.
Corporate Information
Our corporate headquarters are located at 3901 N. First Street, San Jose, California 95134 and our telephone number is (650) 564-7820.
Recent Developments
Reverse Stock Split
On August 22, 2023, we filed a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation with the State of Delaware in order to effectuate a reverse stock split of our outstanding shares of Class A Stock at a ratio of one-for-fifty (1-for-50) shares (the “Reverse Stock Split”). The Reverse Stock Split became effective at 11:59 p.m. eastern time on August 23, 2023. Unless otherwise noted, all share and per share information relating to our Class A Stock in this prospectus supplement has been adjusted to reflect the 1-for-50 Reverse Stock Split.
September 2023 Offering
On September 11, 2023, we sold 210,000 shares of our Class A Stock at a purchase price of $7.43 per share, together with pre-funded warrants to purchase 462,948 shares of Class A Stock at a purchase price of $7.43 per pre-funded warrant less the exercise price of $0.00001 per pre-funded warrant, Series A warrants to purchase 672,948 shares of Class A Stock and Series B warrants to purchase 672,948 shares of Class A Stock (the “September 2023 Offering”).
October 2023 Offering
On October 4, 2023, we sold 290,000 shares of our Class A Stock at a purchase price of $2.00 per share, together with pre-funded warrants to purchase 1,710,000 shares of Class A Stock at a purchase price of $2.00 per pre-funded warrant less the exercise price of $0.00001 per pre-funded warrant and warrants to purchase 2,000,000 shares of Class A Stock (the “October 2023 Offering”).
Warrant Inducement Offer
On November 6, 2023, we entered into a warrant inducement agreement (the “Inducement Agreement”) with a holder (the “Holder”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Class A Stock. Pursuant to the Inducement Agreement, the Holder agreed to exercise for cash its Existing Warrants to purchase 2,904,269 shares of Class A Stock at an exercise price of $2.00 per share, the exercise price per share of the Existing Warrants, plus additional consideration of $0.25 per share of Common Stock, on November 7, 2023, as consideration in exchange for Warrants to purchase 5,808,538 shares of Class A Stock at an exercise price of $3.862 per share of Class A Stock. The investor agreed to pay as additional consideration $0.25 per share of Class A Stock issued upon exercise of the Existing Warrants in order to permit the exercise of such Existing Warrants pursuant to the rules of the Nasdaq Stock Market.
January 2024 Offering
On January 17, 2024, we sold 900,000 shares of our Class A Stock at a purchase price of $1.085 per share, together with pre-funded warrants to purchase 2,787,000 shares of Class A Stock at a purchase price of $1.085 per pre-funded warrant less the exercise price of $0.00001 per pre-funded warrant and warrants to purchase 3,687,000 shares of Class A Stock (the “January 2024 Offering”). As part of the January 2024 Offering, we also agreed to a warrant reprice transaction with respect to warrants to purchase up to 5,808,538 shares of Class A Stock initially issued by the Company as part of the November 6, 2023 Inducement Agreement (the “November 2023 Warrants), which reprice transaction provides for changes to the terms of the November 2023 Warrants, including, (i) if the Company receives stockholder approval, a reduction of the exercise price from $3.862 per share to $0.96 per share and an extension of the termination date of the November 2023 Warrants to five years following the date on which the Company receives stockholder approval or, (ii) if earlier, a reduction of the warrant exercise price to the closing price on the date that is six months after the date the November 2023 Warrants were issued.
Risk Factors
There are a number of risks related to our business and our securities that you should consider before making an investment decision. You should carefully consider all the information incorporated by reference into the section of this prospectus supplement entitled “Risk Factors” and the other information contained in this prospectus supplement and the accompanying prospectus. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement or the accompanying prospectus.
Refer to “Risk Factors” beginning on page S-13 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, for a discussion of factors that may affect our ability to conduct future missions successfully or at all.
Implications of Being an Emerging Growth Company
As a company with less than $1.235 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:
•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•
an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements; and
•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.
We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A Stock less attractive to investors.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following November 13, 2024, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

THE OFFERING
Class A Stock offered by us
1,320,000 shares
Warrants offered by us
The purchaser of our Class A Stock and Pre-Funded Warrants in this offering will also receive Warrants to purchase 100% of the number of shares of our Class A Stock and Pre-Funded Warrants purchased by such investor in this offering, or 4,624,280 Warrants. We will receive gross proceeds from the Warrants solely to the extent such Warrants are exercised for cash. The Warrants will be exercisable on the date of issuance for a period of five years at an exercise price of $0.74 per share of Class A Stock.
This prospectus supplement also relates to the Class A Stock issuable upon exercise of the Warrants.
Pre-Funded Warrants offered by us
We are also offering, in lieu of Class A Stock, Pre-Funded Warrants to purchase 3,304,280 shares of our Class A Stock. The purchase price of each Pre-Funded Warrant and Warrant will equal $0.85499, which is the price per share of our Class A Stock and one Warrant being sold in this offering, minus $0.00001, and the exercise price of each Pre-Funded Warrant is $0.00001 per share. Each Pre-Funded Warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation, and do not expire until exercised in full. See “Description of the Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the shares of our Class A Stock issuable upon exercise of the Pre-Funded Warrants.
Class A Stock outstanding after this offering
16,597,043 shares (assuming the exercise in full of the Pre-Funded Warrants and no exercise of the Warrants offered hereby).
Use of proceeds
We estimate that the proceeds from this offering will be approximately $3.5 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of our orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds.
Trading symbol on the Nasdaq Global Select Market
“MNTS”
Warrant reprice transaction
In connection with this offering, we agreed to enter into a warrant reprice transaction (the “Warrant Reprice Transaction”) with respect to warrants to purchase up to 3,687,000 shares of Class A Stock initially issued by the Company to the investor in this offering on January 17, 2024 (the “January 2024 Warrants”), which reprice transaction provides for the following changes to the terms of the January 2024 Warrants (i) a reduction of the exercise price from $0.96 per share to $0.74 per share and an extension of the termination date of the January 2024 Warrants to five years following the date on which the Company receives stockholder approval with respect to the Warrant Reprice Transaction (the “Stockholder Approval”) or, (ii) if earlier, a reduction of the warrant exercise price to the closing price on the date that is six months after the date the January 2024 Warrants were issued. See “Description of Securities We Are Offering—Warrant Reprice Transaction.”
Risk factors
See “Risk Factors” beginning on page S-13 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A Stock, Pre-Funded Warrants, and Warrants, including the risk factors discussed in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated or superseded by the risks and uncertainties described under similar headings in our subsequent filings under the Exchange Act.
Unless otherwise indicated, the number of shares of our Class A Stock to be outstanding after this offering is based on 11,972,763 shares of Class A Stock outstanding as of March 4, 2024, and excludes, as of that date, the following:
•	4,624,280 shares of Class A Stock issuable upon the exercise of the Warrants issued in this offering;
•	5,808,538 shares of Class A Stock issuable upon the exercise of the November 2023 Warrants;
•	3,687,000 shares of Class A Stock issuable upon the exercise of the January 2024 Warrants;
•	225,450 shares of Class A Stock issuable upon the exercise of outstanding private placement warrants to purchase shares of Class A Stock at an exercise price of $575.00 per share;

•	172,500 shares of Class A Stock issuable upon the exercise of outstanding publicly traded warrants to purchase shares of Class A Stock at an exercise price of $575.00 per share;
•
12,334 shares of Class A Stock issuable upon the exercise of outstanding options to purchase our Class A Stock granted under the Momentus Inc. Amended and Restated 2018 Stock Plan and the Space Apprentices Enterprise Inc. 2018 Stock Plan (the “Prior Stock Plans”);

•
121,307 shares of Class A Stock subject to unvested restricted stock units, 11,578 shares of Class A Stock issuable upon the exercise of outstanding options to purchase our Class A Stock, and 61,257 shares of our Class A Stock reserved for future grants under the Momentus Inc. 2021 Equity Incentive Plan (the “2021 Plan”);

•	41,955 shares of Class A Stock reserved for purchases under the Momentus Inc. 2021 Employee Stock Purchase Plan (the “ESPP”); and
•
52,792 shares of Class A Stock subject to unvested restricted stock units and 89,265 shares of our Class A Stock reserved for future grants under the Momentus Inc. 2022 Inducement Equity Plan (the “2022 Plan”).

Unless otherwise noted, all share and per share information relating to our Class A Stock in this prospectus supplement has been adjusted to reflect the 1-for-50 Reverse Stock Split.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed in this section and above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus supplement to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the accompanying prospectus and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus supplement or the accompanying prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
If we fail to comply with the continued listing requirements of Nasdaq we face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.
On January 3, 2024, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq stating that the Company failed to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2022, as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”). The Company submitted a plan to regain compliance with the Annual Meeting Requirement on February 21, 2024. On February 26, 2024, the Company received an approval letter from the Staff notifying the Company that the Staff had determined to grant the Company an extension until June 28, 2024, to regain compliance with the Annual Meeting Requirement by holding an annual meeting of stockholders. In the event the Company does not hold an annual meeting of stockholders by June 28, 2024, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the determination to the Nasdaq Hearings Panel which has the authority to grant the Company an additional extension of time of up to 180 calendar days to regain compliance.
As previously reported, the Company had received an earlier deficiency letter from the Staff on November 21, 2023, notifying us that we are not in compliance with the minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5450(b)(1)(A). Nasdaq Listing Rule 5450(b)(1)(A) requires listed companies to maintain stockholders’ equity of at least $10,000,000 (the “Stockholders’ Equity Requirement”). On February 7, 2024, we received an approval letter from the Staff notifying the Company that the Staff had approved the Company’s application to transfer the listing of our Class A Stock from the Nasdaq Global Market to the Nasdaq Capital Market. On this basis, the previous listing deficiency regarding the Stockholders’ Equity Requirement was closed.
If we fail to regain compliance with Nasdaq’s listing rules, our Class A Stock could be subject to suspension and delisting proceedings. If our Class A Stock loses its listing on the Nasdaq Global Select Market, our Class A Stock would likely trade in the over-the-counter market. If our Class A Stock were to trade on the over-the-counter market, selling our Class A Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Class A Stock, further limiting the liquidity of such shares. A determination that our Class A Stock is a “penny stock” would require brokers trading in our common stock to adhere to even more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Stock. Such delisting from the Nasdaq Global Select Market and continued or further declines in the price of shares of our Class A Stock could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of our orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus supplement, we have not entered into any agreements or arrangements which would make any acquisition, investment, or repayment and refinancing of debt probable.. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Class A Stock to decline.
Future sales and issuances of our Class A Stock could cause our stock price to fall.
Sales of a substantial number of shares of our Class A Stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our Class A Stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Stock.
Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our Class A Stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our Class A Stock in the past, which would result in those newly issued shares being dilutive. In addition, future investors could gain rights superior to existing stockholders, such as liquidation and other preferences. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities will likely have rights senior to the rights of a common stockholder, which could impair the value of our Class A Stock.
We also have stock options and warrants outstanding to purchase shares of our capital stock. Our stockholders may incur dilution upon exercise of any outstanding stock options and warrants.
We need additional capital and any additional capital we seek may not be available in the amount or at the time we need it.
We need to raise funds in the future to execute our business plan. We may seek to raise additional capital to expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our Class A Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.
The market price of our Class A Stock has been, and may continue to be, volatile, which could reduce the market price of our Class A Stock.
The publicly traded shares of our Class A Stock have experienced, and may experience in the future, significant price and volume fluctuations. During the 12 months ended March 4, 2024, the market price of our Class A Stock has ranged from a high of $40.11 per share to a low of $0.53 per share, after giving effect to the Reverse Stock Split. This market volatility could reduce the market price of our Class A Stock without regard to our operating performance. In addition, the trading price of our Class A Stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the space transportation industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for shares of our Class A Stock to be sold at a favorable price or at all. The market price of our Class A Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.
There is no public market for the Pre-Funded Warrants or the Warrants being offered in this offering.
There is no public trading market for the Pre-Funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Select Market. Without an active market, the liquidity of the Pre-Funded Warrants and the Warrants will be limited.
Holders of Pre-Funded Warrants and Warrants purchased in this offering will have no rights as stockholders of the Company until such holders exercise their Pre-Funded Warrants and/or Warrants and acquire Class A Stock of the Company.
Until the holders of Pre-Funded Warrants and Warrants acquire shares of our Class A Stock upon exercise of the Pre-Funded Warrants or Warrants, as applicable, holders of these warrants will have no rights with respect to the shares of our Class A Stock underlying such Pre-Funded Warrants and Warrants, as applicable. This includes any voting rights, dividends, or other rights as a stockholder of the Company. Upon exercise of the Pre-Funded Warrants and the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our Class A Stock may not be permitted to exercise Warrants that they hold.
A holder of a Warrant will not be entitled to exercise any portion of any Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us. As a result, you may not be able to exercise your Warrants for shares of our Class A Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Warrants.
Significant holders or beneficial holders of our Class A Stock may not be permitted to exercise Pre-Funded Warrants that they hold.
A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our Class A Stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our Class A Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.
The Pre-Funded Warrants and Warrants are speculative in nature.
The Pre-Funded Warrants and Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Class A Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Class A Stock and pay an exercise price of $0.74 per share, subject to certain adjustments. The Warrants will expire in five years from the original issuance date, after which each time any unexercised Warrants will expire and have no further value. Holders of Pre-Funded Warrants have identical rights, except that the Pre-Funded Warrants have an exercise price of $0.00001 and do not expire until exercised in full. Moreover, following this offering, the market value of the Pre-Funded Warrants and Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants and Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the warrants.
We may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Warrants.
Each Pre-Funded Warrant and Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Class A Stock determined according to the formula set forth in the Pre-Funded Warrant or Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Warrants.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $3.5 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of our orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus supplement, we have not entered into any agreements or arrangements which would make any acquisition, investment, or repayment and refinancing of debt probable.
We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering.
DIVIDEND POLICY
We have never paid any cash dividends on our Class A Stock. Our board of directors currently intends to retain any future earnings to support operations and to finance the growth and development of our business and does not intend to pay cash dividends on our Class A Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Offering
We are offering shares of our Class A Stock, Pre-Funded Warrants, and Warrants. The shares of our Class A Stock and/or Pre-Funded Warrants and accompanying Warrants will be issued separately. We are also registering the shares of Class A Stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Warrants offered hereby.
Class A Stock
The material terms and provisions of our Class A Stock are described under the caption “Description of Capital Stock” in the accompanying base prospectus and are incorporated herein by reference.
Pre-Funded Warrants
The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.
Overview
We are offering to the same institutional investor whose purchase shares of Class A Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding shares of Class A Stock immediately following the consummation of this offering, the opportunity to purchase Pre-Funded Warrants, in lieu of shares that otherwise would result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Class A Stock. Each Pre-Funded Warrant is exercisable for one share of Class A Stock at an exercise price of $0.00001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.
Form
The Pre-Funded Warrants will be issued as individual warrant agreements to each individual purchaser of a Pre-Funded Warrant. The form of Pre-Funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.
Term and Exercise Price
Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.00001 per share of Class A Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A Stock and the exercise price.
Exercisability
The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the Class A Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Class A Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 9.99% of the number of shares of Class A Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 9.99%, upon notice to us and effective sixty-one (61) days after the date such notice is delivered to us, may increase or decrease the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of Class A Stock outstanding immediately after exercise.

Cashless Exercise
If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Class A Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may only exercise its Pre-Funded Warrants (either in whole or in part), at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of Class A Stock determined according to a formula set forth in the Pre-Funded Warrants.
Fractional Shares
No fractional shares of Class A Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Pre-Funded Warrants.
Transferability
Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.
Trading Market; Exchange Listing
We do not plan on applying to list the Pre-Funded Warrants on the Nasdaq Global Select Market, any other national securities exchange, or any other nationally recognized trading system. The shares of Class A Stock issuable upon exercise of the Pre-Funded Warrants are currently listed on Nasdaq under the symbol “MNTS.”
Fundamental Transaction
In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Class A Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.
Rights as a Stockholder
Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of Class A Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Stock, including any voting rights, until they exercise their Pre-Funded Warrants.
Warrants
The following is a brief summary of certain terms and conditions of the Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Warrants.
Form
The Warrants will be issued as individual warrant agreements to each individual purchaser of a warrant. The form of the Warrant will be filed as an exhibit to our Current Report on Form 8-K that we will file with the SEC.
Term
The Warrants will expire on March 7, 2029.

Exercisability
The Warrants are exercisable at any time on or after the date of issuance, and at any time up to the expiration date. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the shares of our Class A Stock to be issued upon exercise of the Warrants, then as an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Class A Stock determined according to the formula set forth in the Warrant. No fractional shares of our Class A Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our Class A Stock on the exercise date or round up to the next whole share.
Exercise Limitations
Under the Warrant, we may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us.
Exercise Price
The exercise price per whole share of our Class A Stock issuable upon the exercise of the Warrants is $0.74 per share of our Class A Stock. The exercise price of the Warrants and the number of shares of our Class A Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Stock and also upon any distributions of assets, including cash, stock, or other property to our stockholders. The exercise price will not be adjusted below the par value of our Class A Stock.
Fractional Shares
No fractional shares of Class A Stock will be issued upon the exercise of the Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Warrants.
Transferability
Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. The Warrants will be held in definitive form by the purchasers. The ownership of the Warrants and any transfers of the Warrants will be registered in a warrant register maintained by us or our transfer agent.
Trading Market; Exchange Listing
We do not plan on applying to list the Warrants on the Nasdaq Global Select Market, any other national securities exchange, or any other nationally recognized trading system. The shares of Class A Stock issuable upon exercise of the Warrants are currently listed on Nasdaq under the symbol “MNTS.”
Fundamental Transactions
In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A Stock, upon consummation of such a fundamental transaction, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants. In addition, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for the cash paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction.
No Rights as a Stockholder
Except by virtue of such holder’s ownership of shares of our Class A Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Stock, including any voting rights or the rights to receive dividends, until the holder exercises the Warrant.
Warrant Reprice Transaction
In connection with this offering, we agreed to enter into a warrant reprice transaction (the “Warrant Reprice Transaction”) with respect to warrants to purchase up to 3,687,000 shares of Class A Stock initially issued by the Company to the investor in this offering on January 17, 2024 (the “January 2024 Warrants”), which reprice transaction provides for changes to the terms of the January 2024 Warrants, including (i) a reduction of the exercise price from $0.96 per share to $0.74 per share and an extension of the termination date of the January 2024 Warrants to five years following the date on which the Company receives stockholder approval with respect to the Warrant Reprice Transaction (the “Stockholder Approval”) or, (ii) if earlier, a reduction of the warrant exercise price to the closing price on the date that is six months after the date the January 2024 Warrants were issued.
As part of the Warrant Reprice Transaction and pursuant to the terms of the Securities Purchase Agreement, the Company is required, among its other obligations, to hold an annual or special meeting of stockholders (the “Stockholder Meeting”) on or before the date that is ninety (90) days after the closing of the Offering to obtain Stockholder Approval. If the Stockholder Approval is not initially obtained at such Stockholder Meeting, then the Company will be required to call a Stockholder Meeting every sixty (60) days thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is achieved and the date that is six (6) months following the initial issuance of the January 2024 Warrants. If Stockholder Approval is not obtained by the date that is six (6) months following the initial date of issuance of the January 2024 Warrants, then (i) the exercise price of the January 2024 Warrants will automatically be reduced (if and only if such new exercise price on the repricing date is lower than the exercise price of the January 2024 Warrants then in effect) to be the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Class A Stock on the date that is six (6) months following the initial date of issuance of the January 2024 Warrants, and (ii) the Termination Date (as defined in the January 2024 Warrants) shall automatically be amended to January 17, 2029.

PLAN OF DISTRIBUTION
A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated March 4, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We also entered into a securities purchase agreement directly with a single institutional investor for the purchase our securities in this offering.
We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We will deliver the securities being offered pursuant to this prospectus supplement upon closing. We expect this offering to be completed not later than two (2) business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about March 7, 2024.
We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.
Fees and Expenses
We have engaged A.G.P./Alliance Global Partners as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a reasonable best efforts basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:
	Per Share and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Offering price	$0.865	$0.86499	$4,000,002
Placement Agent’s fees(1)	$0.06055	$0.060549	$279,997
Proceeds to us, before expenses(2)	$0.80445	$0.804441	$3,720,005
(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of the offering.
(2)	Does not include potential proceeds from the exercise of the Warrants and/or Pre-Funded Warrants for cash, if any.
We have agreed to reimburse the Placement Agent at closing for legal expenses incurred by the Placement Agent in connection with this offering in an aggregate amount of up to $75,000 and non-accountable expense reimbursement in an amount of up to $10,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $95,000.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements
Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Class A Stock or securities convertible into, or exchangeable or exercisable for, our Class A Stock during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:
•
offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Class A Stock (including, without limitation, shares of Class A Stock that may be deemed to be beneficially owned and shares of Class A Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Class A Stock;

•
enter into any swap or other agreement, arrangement, hedge, or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our Class A Stock, in cash or otherwise;

•
make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A Stock or securities convertible into or exercisable or exchangeable for Class A Stock or any other securities of the Company; or

•	publicly disclose the intention to do any of the foregoing.
Notwithstanding these limitations, these shares of Class A Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.
No Sales of Similar Securities
We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Class A Stock (or securities convertible into or exercisable for Class A Stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 45 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for one year after the completion of this offering; provided, however, that 45 days after the completion of this offering, the entry into and/or issuance of shares of Class A Stock by us in an “at the market” offering with the Placement Agent as sales agent will not be deemed a variable rate transaction.
Discretionary Accounts
The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Listing
Our Class A Stock is listed on the Nasdaq Global Select Market under the symbol “MNTS.”
There is no established public trading market for the Warrants or the Pre-Funded Warrants and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Warrants or the Pre-Funded Warrants on Nasdaq, any other national securities exchange, or any other trading system.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Stock is Continental Stock Transfer & Trust Company.
Other Activities and Relationships
The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A Stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
As stated above, the Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.
On September 11, 2023, we closed the September 2023 Offering in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive Placement Agent in connection with the September 2023 Offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the September 2023 Offering for legal expenses incurred by them in connection with the September 2023 Offering in an aggregate amount of up to $75,000 and non-accountable expense reimbursement in an amount of up to $10,000.
On October 4, 2023, we closed the October 2023 Offering in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the October 2023 Offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the October 2023 Offering for legal expenses incurred by them in connection with the October 2023 Offering in an aggregate amount of up to $75,000 and non-accountable expense reimbursement in an amount of up to $10,000.
On November 9, 2023, we closed a warrant inducement offering in which we raised approximately $6,500,000 of gross proceeds. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the warrant inducement offering for legal expenses incurred by them in connection with the warrant inducement offering in an aggregate amount of up to $60,000.
On January 17, 2024, we closed the January 2024 Offering in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the January 2024 Offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the January 2024 Offering for legal expenses incurred by them in connection with the January 2024 Offering in an aggregate amount of up to $75,000 and non-accountable expense reimbursement in an amount of up to $10,000.

LEGAL MATTERS
Bradley Arant Boult Cummings LLP has passed upon the validity of the securities offered hereby. Blank Rome LLP, New York, New York, is representing the Placement Agent in connection with this offering.
EXPERTS
The financial statements of Momentus Inc. as of and for the years ended December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website on at investors.momentus.space. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus supplement and the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

PROSPECTUS

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, Momentus Inc. (“Momentus,” the “Company,” “we,” “us,” or “our”) may offer and sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.00.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Class A common stock (“Class A Stock”) and our public warrants to purchase shares of our Class A Stock (“Public Warrants”) are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively. On August 31, 2022, the last reported sales price of our Class A Stock and our Public Warrants were $1.77 per share and $0.24 per warrant.
Our principal executive offices are located at 3901 N. First Street, San Jose, CA 95134. Our telephone number is (650) 564-7820.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.
Investing in our securities involves risks. You should carefully review the risks and uncertainties referenced in the section of this prospectus entitled “Risk Factors” as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement before you consider buying our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 12, 2022.

Prospectus
i

INFORMATION INCORPORATED BY REFERENCE
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Momentus,”, the “Registrant,” “we,” “us,” “our” and similar terms refer to Momentus Inc. (f/k/a Stable Road Acquisition Corp.) and its consolidated subsidiaries.
This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the SEC on March 8, 2022;
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 as filed with the SEC on May 11, 2022, and for the quarter ended June 30, 2022, as filed with the SEC on August 11, 2022;
•
Our Current Reports on Form 8-K, as filed with the SEC on January 7, 2022, February 14, 2022, March 23, 2022, May 23, 2022, June 2, 2022 and August 22, 2022 (except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K);

•
Portions of the Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 15, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•
The description of our Class A Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 6, 2019, as amended by the description of the Registrant’s common stock contained in Exhibit 4.3 to the Annual Report filed with the SEC on March 8, 2022, and including any further amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this prospectus.
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities that may be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.momentus.space as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Momentus Inc.
Attention: Jikun Kim, Chief Financial Officer
3901 N. First Street
San Jose, California 95134
Telephone: (650) 564-7820

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC, under the Securities Act using a “shelf” registration process. Under this shelf registration statement, we may sell securities from time to time in one or more offerings as described in this prospectus up to a total dollar amount of $200,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the section of this prospectus entitled, “Information Incorporated by Reference” in making your investment decision.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the section of this prospectus entitled, “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “contemplate,” “objective,” “target,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	Momentus’ future financial performance;
•	Momentus’ strategy, future operations, projected capital resources and financial position, estimated revenues and losses, projected costs and capital expenditures, prospects and plans;
•	the potential future capabilities of Momentus’ technology, including its water plasma propulsion technology;
•	projections of market growth and size;
•	anticipated progress and timeline of any testing of Momentus’ technology and any launch status of Momentus’ satellite transportation systems;
•	expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•	the ability of the Company to obtain licenses and government approvals for its missions, which are essential to its operations;
•	the ability of the Company to effectively market and sell satellite transport services and planned in-orbit services;
•	the ability of the Company to protect its intellectual property and trade secrets;
•	the development of markets for satellite transport and in-orbit services;
•	the ability of the Company to develop, test and validate its technology, including its water plasma propulsion technology;
•	delays or impediments that the Company may face in the development, manufacture and deployment of next generation satellite transport systems;
•	the ability of the Company to convert backlog or inbound inquiries into revenue;
•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business, including export control license requirements;
•	the ability to attract or maintain a qualified workforce with the required security clearances and requisite skills;
•	level of product service or product or launch failures or delays that could lead customers to use competitors’ services;
•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;
•	the effects of the COVID-19 pandemic on the Company’s business;

•
the Company’s ability to comply with the terms of its National Security Agreement and any related compliance measures instituted by the director who was approved by the Committee on Foreign Investment in the United States (“CFIUS”) Monitoring Agencies (the “Security Director”);

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and
•	other risks and uncertainties described in this prospectus, including those under the section titled “Risk Factors.”
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” in this prospectus, our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplements. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you are cautioned not to place undue reliance on these forward-looking statements.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

THE COMPANY
Momentus is a U.S. commercial space company that plans to offer transportation and infrastructure services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Services that we plan to provide include “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings.
Our transportation service offering will focus on delivering our customers’ satellites to precision orbits of their choosing. To accomplish this, we plan to create a hub-and-spoke transportation network in partnership with leading launch service providers, such as SpaceX. Under this model, our customers’ satellites would “ride share” from Earth to space on a midsized or large rocket. Our Orbital Transfer Vehicles (“OTVs”) would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe our hub-and-spoke model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Over time, we plan to begin introducing additional services beyond “last mile” transportation.
Since our founding in 2017, we have been working to develop, test and enhance our vehicles and supporting technologies, particularly our water plasma propulsion technology.

USE OF PROCEEDS
Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of securities described in this prospectus, if any, will be used for general corporate purposes, including, without limitation, any potential business acquisitions.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Information Incorporated by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Authorized and Outstanding Stock
Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:
•	250,000,000 shares of Class A common stock, $0.00001 par value per share; and
•	20,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share (“Preferred Stock”).
As of August 5, 2022, there were 83,276,728 shares of Class A common stock issued and outstanding and no shares of Preferred Stock outstanding.
Common Stock
Voting Power
Holders of Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of Class A common stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation.
The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws (collectively, our “Organizational Documents”) established a classified board of directors (the “board”) that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A common stock are entitled to receive dividends out of funds legally available if the board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board may determine.
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the board at such time. In addition, the board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
No Preemptive or Similar Rights
The holders of our Class A common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Class A common stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.
Fully Paid and Non-Assessable
All of the outstanding shares of Class A common stock are fully paid and non-assessable.

Preferred Stock
Our board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. Our board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
Our board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A common stock and the voting and other rights of the holders of Class A common stock. There are no current plans to issue any shares of Preferred Stock.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, and the Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Organizational Documents Provisions
Provisions of our Organizational Documents could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors.
Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for certain provisions that may have an anti-takeover effect:
•	a classified board of directors whose members serve staggered three-year terms;
•
the authorization of “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•	a limitation on the liability of, and providing indemnification to, our directors and officers;
•
a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority of our directors then in office, the Chairperson of our board of directors, our Chief Executive Officer, or our Lead Independent Director;

•	a requirement of advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;
•	a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders;
•	a prohibition on stockholder action by written consent;
•
a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

•
a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Limitation of Liability and Indemnification
Our Amended and Restated Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits the Second Amended and Restated Certificate of Incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Amended and Restated Bylaws, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our Organizational Documents, we have entered into an indemnification agreement with each member of our board and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing of Securities
Our Class A common stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “MNTS” and “MNTSW,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees whom we will identify in the applicable prospectus supplement. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees whom we will identify in the applicable prospectus supplement. We have filed forms of the indentures as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indenture that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:
•	the title;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with shareholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplements the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Consolidation, Merger or Sale
The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part may contain covenants that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.
If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;
•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;
•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:
•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.
If debt securities are issued, the indentures require that we periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:
•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;
•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose; or
•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.
In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.
Discharge
The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace mutilated, destroyed, lost or stolen debt securities of the series;
•	maintain paying agencies; and
•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our Class A Stock, Preferred Stock and/or debt securities in one or more series. Warrants may be offered independently or together with our Class A Stock, Preferred Stock, debt securities and/or rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us and identified in any applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplements the terms relating to a series of warrants.
If warrants for the purchase of our Class A Stock or Preferred Stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;
•
the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of Class A Stock or Preferred Stock;
•	the date on and after which the holder of the warrants can transfer them separately from the related Class A Stock or series of preferred stock;
•
the number of shares of Class A Stock or Preferred Stock that can be purchased if a holder exercises the warrant and the price at which such Class A Stock or Preferred Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	the number of warrants outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;
•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;
•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of Class A Stock or Preferred Stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;
•	the currencies in which the warrants are being offered;
•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•
the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants begins and the date on which such right expires;
•	the number of warrants outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;
•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;
•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
Warrants for the purchase of debt securities will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A Stock or Preferred Stock are exercised, holders of the warrants will not have any rights of holders of the underlying Class A Stock or Preferred Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the number of shares of Class A Stock or Preferred Stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;
•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and
•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.
If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Class A Stock, Preferred Stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a warrant to receive either Class A Stock or Preferred Stock will be adjusted proportionately if we subdivide or combine our Class A Stock or Preferred Stock, as applicable.
In addition, unless a prospectus supplement states otherwise, if we, without payment therefor:
•
issue capital stock or other securities convertible into or exchangeable for Class A Stock or Preferred Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Class A Stock or Preferred Stock;

•
pay any cash to holders of our Class A Stock or Preferred Stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the Preferred Stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Class A Stock or Preferred Stock; or
•
issue Class A Stock or Preferred Stock or additional stock or other securities or property to holders of our Class A Stock or Preferred Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of warrants to receive Class A Stock and Preferred Stock, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Class A Stock or Preferred Stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a warrant to receive Class A Stock or Preferred Stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants to receive Class A Stock and Preferred Stock may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or changes of the Class A Stock or Preferred Stock, as applicable;
•	certain share exchanges, mergers or similar transactions involving us and which result in changes of the Class A Stock or Preferred Stock, as applicable; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our Class A Stock or Preferred Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the warrants to receive Class A Stock and Preferred Stock then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Class A Stock, Preferred Stock and/or debt securities in one or more series. Rights may be offered independently or together with our Class A Stock, Preferred Stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
•	the date for determining the persons entitled to participate in the rights distribution;
•	the price, if any, per right;
•	the exercise price payable for each share of Class A Stock, share of Preferred Stock or debt security upon the exercise of the rights;
•	the number of rights issued or to be issued to each holder;
•	the number and terms of the shares of Class A Stock, shares of Preferred Stock or debt securities that may be purchased per each right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;
•	the number of rights outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the rights;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of Class A Stock, shares of Preferred Stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	whether we will apply to have the units traded on a securities exchange or securities quotation system;
•	a discussion of any material U.S. federal income tax considerations applicable to the units; and
•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.
The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company (“DTC”) will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•	to or through underwriters;
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions other than on these exchanges or systems or in the over-the-counter market;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	an accelerated securities repurchase program;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Momentus Inc. as of and for the years ended December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, of Momentus Inc. incorporated by reference in this prospectus have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at investors.momentus.space. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus and any prospectus supplement, or the registration statement of which this prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

1,320,000 Shares of Class A Common Stock
Pre-Funded Warrants to Purchase up to 3,304,280 Shares of Class A Common Stock
Warrants to Purchase up to 4,624,280 Shares of Class A Common Stock
Class A Common Stock Underlying the Pre-Funded Warrants and Warrants
PROSPECTUS SUPPLEMENT
Sole Placement Agent
A.G.P.
March 4, 2024